Exhibit 99.2

OCTOBER 1, 2007 RECORDED CALL TRANSCRIPT

ART TILDESLEY

•                       Good morning.

•                       This is Art Tildesley, Director of Investor Relations at Citigroup.

•                       I am here with Chuck Prince, our Chairman and Chief Executive Officer, and Gary Crittenden, our Chief Financial Officer.

•                       Chuck and Gary will review the press release we issued this morning, October 1st, regarding our expected third quarter 2007 financial results.

•                       Before we begin, I’d like to point out that as part of our press release today, we announced that we moved the date of the release of our complete third quarter financial results from October 19th to October 15th.  On October 15th, we will have our usual full earnings presentation.

•                       Before we begin, I’d like to remind you that today’s call contains forward-looking statements.

•                       Citigroup’s financial results may differ materially from these statements, as we stated in our press release.

•                       Please refer to our SEC filings for a description of the factors that could cause our actual results to differ from expectations.

•                       Now, let me turn it to Chuck.

CHARLES PRINCE

•                       Thanks Art and thanks to all of you for joining us this morning.

•                       I want to discuss the pre-earnings announcement that we issued this morning.  This was obviously a very disappointing quarter for us.

•                       With the market dislocations this summer, with our poor trading performance within those market conditions, and with the deterioration we are seeing in the consumer credit environment, all told, we currently estimate a decline in net income this quarter in the range of 60% from the third quarter of 2006.

•                       Now, as described in the press release, there are four major drivers that explain most of the expected decline in our third quarter results.

•                       I am going to touch on each of these briefly and then I am going to ask Gary to address them in more detail.

•                  First, we are one of the largest providers of leveraged financing to clients around the world.  When the leveraged loan market severely dislocated this summer, it had a significant impact on us, resulting in large write-downs.

OCTOBER 1, 2007 RECORDED CALL TRANSCRIPT

•                  Second, we are also a very large provider of structured credit products to institutional investors.  In this business, we warehouse and structure sub-prime mortgages into CDOs for sale to our client base.  Despite our efforts to reduce our exposures to sub-prime, which began early this year, and while we were partially hedged, we still incurred significant losses.  Similarly, we also warehouse and structure leveraged loans into CLOs.  As the demand for leveraged loans dried up, we suffered losses on our warehouse positions.

•                  Third, we had a poor performance in credit trading, where significant market volatility and a break-down in pricing relationships caused trading losses.

•                  And fourth, we had significant increases in credit costs in our Global Consumer business, reflecting deterioration in the credit environment, as well as portfolio growth and acquisitions.

•                       As I mentioned, I’ll ask Gary to address each of these in more detail in just a moment.

•                       Before he does, I want to note that we have a long history of success and earnings power in our fixed income trading business, including record first half results this year.  Given that history, we see this quarter’s fixed income trading performance as an aberration and clearly below our expectations.  In fact, as we moved through September, we performed at more normalized levels in this business.

•                       Importantly, beyond these four factors that drove our results this quarter, our growth strategy continues to generate momentum for many of our franchises.  Our international franchise continues to expand rapidly.  Globally, revenues in equity underwriting, advisory and transaction services are all growing at a healthy double-digit pace.  Customer volumes in the consumer business are showing good growth, and Wealth Management is generating solid results.  Finally, our structural expense initiatives continue to gain traction and to deliver the cost savings we projected.

•                       So, for all these reasons, we view our expected third quarter results as well out of the ordinary, and I remain very optimistic about our future.

•                       Now, Gary please go over these topics in more detail.

GARY CRITTENDEN

•                       Thank you, Chuck, and good morning to everybody; thank you for joining us.

•                       I will first give you a description of the four major drivers Chuck just mentioned that explain most of the expected decline in third quarter results and which are described in the press release.  I will then provide a brief summary of expected results in each of our businesses.

•                       Three of the four drivers that Chuck talked about were a result of the severe market dislocation during the quarter.

•                  First, we took significant write-downs in our leverage lending portfolio.

OCTOBER 1, 2007 RECORDED CALL TRANSCRIPT

•                  Second, we took write-downs in the value of mortgage-backed securities and leveraged loans which were warehoused for future CDO or CLO securitizations, as well as on CDO positions.

•                  Third, in credit trading, we suffered losses as many of the historical relationships which formed the basis for trading decisions in this business were disrupted.

•                       The fourth driver was significant reserve builds in our Global Consumer businesses which I will discuss in more detail.

•                       First, in our highly leveraged finance portfolio, we had total commitments of $69 billion at the end of the second quarter and we expect to have $57 billion at the end of the third quarter.  Of these commitments, $66 billion were unfunded at the end of the second quarter and $38 billion were unfunded at the end of the third quarter.  We have taken write-downs of approximately $1.4 billion pre-tax on these funded and unfunded leveraged loan commitments.  These write-downs are net of underwriting fees.

•                       We have recorded write-downs on all highly leveraged loan commitments where there was impairment, regardless of the expected funding date.  The write-downs reflect all funded and unfunded commitments scheduled for funding through early 2008.  We continue to actively renegotiate and restructure the transactions to ensure they are executed at optimal terms.

•                       Second, we took significant write-downs in the value of mortgage-backed securities in the “warehouses” and CDOs.

•                       This is a business where we accumulate pools of mortgages or mortgage backed securities (mostly sub-prime), and hold them in a warehouse until we have sufficient assets to create a CDO for sale in the market.

•                       We typically have sold the lowest rated tranches of the CDOs and held onto most of the highest rated tranches, where historically values have been stable.  In July, however, actions by the rating agencies which involved methodology changes and downgrades of certain CDO tranches caused investors to suddenly pull back from the entire CDO market, resulting in a rapid decline in CDO values.

•                       Starting in January of this year, we began to lower our exposure to these sub-prime assets as we saw the market changing.  At the beginning of this year we had $24 billion of secured sub-prime exposure in our lending and structuring business.  That number was $13 billion at the end of June, and declined slightly this quarter.  Despite our aggressive efforts this year to work these positions down, and to put in place appropriate hedges, we were still holding mortgage assets in our warehouse, or holding undistributed tranches of CDOs, when the market dislocated.  Although hedging activity produced gains, they only partially offset our losses, which netted to a write-down of approximately $1.0 billion.

•                       Similar to our CDO warehouse and structuring business, we also purchase leveraged loans and hold them in a warehouse until we have sufficient assets to create a CLO.  With the absence of buyers in the leveraged loan markets, the value of the loans we were holding declined and we took write-downs of approximately $250 million.

OCTOBER 1, 2007 RECORDED CALL TRANSCRIPT

•                       Third, with respect to our credit trading activities, we have incurred losses totaling approximately $600 million due to significant market volatility and the disruption of historical pricing relationships.  What started as a problem in the subprime and CDO markets rapidly spread to affect the pricing on corporate bonds, loans, and credit default swaps (or CDS).

•                       As an example, as liquidity dried up, investors were forced to sell their highest quality assets to generate cash.  As these investment grade securities flooded the market, their prices fell more, on a percentage basis, than the prices of high yield securities, creating pricing relationships that we have not seen historically.

•                       For perspective, at the peak of the crisis, while spreads in investment grade tripled from their June lows, spreads in high yield doubled.  Since then, the CDS indices have declined by approximately 50%, but credit spreads on corporate bonds have narrowed only slightly from their widest levels.

•                       As is evident, the market disruption had a severe impact on our results in Markets and Banking.  However, our performance was below expectations even taking into account turbulent market conditions.

•                       Turning now to the fourth factor which is credit costs in Global Consumer:

•                       I said during the second quarter earnings call that we would likely make meaningful additions to our loan loss reserves in the second half of the year if the market evolved in line with our expectation of continued deterioration in the credit environment and if it reverted to more normal historical levels, which it has.

•                       This quarter, credit costs in Global Consumer are expected to increase by $2.6 billion with approximately one quarter of the increase driven by higher net credit losses and approximately three-quarters driven by higher charges to increase loan loss reserves.  Our reserves will continue to reflect the economic environment, credit performance in our portfolio and portfolio growth.

•                       This quarter’s increase in charges to loan loss reserves was driven by three major factors, each contributing roughly equally to the increase in reserves:

•                  First, our reserve increase reflects a change in our estimate of losses inherent in our portfolios, but not yet visible.  For example, if a mortgage customer is making payments a few days later than normal or even into the grace period, this behavioral pattern can be correlated with future delinquency and future losses.  Our reserve build this quarter reflects such behavioral patterns that we are observing in our portfolio as well as an enhancement to our loss estimation process.

•                  Second, given certain macro-economic variables that we see today, such as declining new residential sales, we have determined that additional reserves are needed.

OCTOBER 1, 2007 RECORDED CALL TRANSCRIPT

•                  Finally, any addition to reserves always reflects portfolio growth and seasoning and the impact of any acquisitions.  As an example, this quarter, we continued to see higher delinquencies in our overall consumer mortgage portfolio and our reserve increase reflects such trends.

•                       So, what does this mean for our consolidated results?

•                       This quarter’s revenues are expected to be roughly in line with last year’s third quarter.

•                       As I said in the second quarter earnings call, we expected the third quarter’s expense comparison to be challenging.

•                       As a result, we expect expense growth to be higher than our expected revenue growth levels and result in significantly negative operating leverage in the third quarter.

•                       Credit costs in Global Consumer are expected to increase by $2.6 billion, affected primarily by the factors I’ve discussed already.

•                       All of this combined is expected to result in a decline in the range of 60% in net income in the quarter.

•                       Prior to this change in outlook, our capital ratios were trending lower because of organic growth and the Nikko acquisition.  Now, we will have additional assets as some portion of our leveraged loan commitments, and drawn liquidity facilities that we have for CP conduits, will remain on our balance sheet.  Although at this time there is a lot of variability around the factors that impact our capital ratios, we expect that we will return to our targeted capital ratios sometime in early 2008.

•                       Now, let me briefly turn to each of our major businesses to give you a sense of where we expect to come out.

•                       First, in US Consumer, our underlying business drivers continue to grow at a good pace and customer activity has been strong in the quarter.  In spite of this, revenue growth in this quarter is expected to be flat, driven by two major factors, both in the US Cards business:

•                  First, we expect a downward adjustment in the valuation of the residual interest which gets marked to market that we hold on our credit card securitizations.  This was driven primarily by an increase in short-term funding costs as commercial paper spreads widened significantly during the quarter.

•                  Second, the receivables securitized this quarter were of higher credit quality and therefore had lower yields than those securitized in last year’s third quarter, resulting in lower securitization revenues in the current quarter.

•                       Expenses in US Consumer remain well controlled and we are very focused on continuing the trend of moderating expense growth in the business as will be evident in the flattening sequential growth of expenses.

•                       Credit costs in US Consumer are expected to rise significantly, as I have discussed already.

•                       The combined impact of all of these factors is expected to drive lower US Consumer net income in the third quarter versus the prior year period.

OCTOBER 1, 2007 RECORDED CALL TRANSCRIPT

•                       In our International Consumer business, strong results continue to be affected significantly by Japan Consumer Finance.  Refunds and losses have continued to rise, driving lower revenues and higher credit costs.  In addition to reserves we have added in prior periods, we have increased reserves this quarter to reflect the current environment.  The situation remains difficult, and given our experience with the level of Gray Zone related refund claims, our best estimate continues to be that the business will have net losses in 2007.

•                       Putting Japan Consumer Finance aside, the underlying International Consumer business drivers were very strong in the quarter and showed good growth momentum.  Loans, deposits and assets under management all grew at healthy double-digit rates, driving double-digit revenue growth.

•                       Expense growth in International Consumer reflects continued investment in our international franchise including the impact of acquisitions.

•                       Credit costs are expected to be significantly higher due to higher credit reserves, portfolio growth and seasoning, acquisitions and Japan Consumer Finance.

•                       Excluding Japan Consumer Finance, International Consumer net income is expected to grow at a double-digit rate versus last year, which also included a benefit of approximately $470 million from the sale of Redecard shares.

•                       Our Markets and Banking results will reflect the impact of the factors I have discussed already, although it looks like in September our fixed income markets business performed at more normalized levels.

•                       Outside this area, revenue in global equity underwriting and advisory have grown at a double-digit pace during the quarter, and customer activity remained strong.

•                       The Global Transaction Services business continued its strong growth trajectory from the last few quarters.

•                       Expenses in Markets and Banking will reflect lower compensation levels on lower revenues.

•                       Net income in Markets and Banking is expected to decline substantially over last year’s third quarter.

•                       In Global Wealth Management, Citi’s ability to serve client needs through the market dislocations and a continued momentum in underlying trends of the business are generating solid results.

•                       In our Alternative Investments business this quarter, we expect to report a modest loss, compared to $117 million of net income in last year’s third quarter, driven primarily by lower market values of the shares that we hold in Legg Mason and lower results in our hedge fund business.

•                       I will now turn it back to Chuck for closing remarks.

OCTOBER 1, 2007 RECORDED CALL TRANSCRIPT

CHARLES PRINCE

•                       Thanks Gary.  So to wrap-up, I am obviously very disappointed in our results this quarter.  I know we can do much better.  The underlying momentum in our businesses remains strong.  The structural expense initiatives we announced in early April 2007 are on track and they are delivering the cost savings we projected.

•                       Looking ahead to the fourth quarter, while we obviously cannot predict market movements or other unforeseeable events that may affect our businesses, we expect to return to a more normal earnings environment as the year progresses.

•                       As Art mentioned, we have moved our earnings release date up to October 15th, 2007 and we look forward at that point in time to providing you with a more complete discussion of these results.

•                       Thanks for joining us today.

Citi is providing this preliminary information about its third quarter results prior to the scheduled earnings announcement date in light of the market events of recent months.  Investors should not expect Citi to provide information about the results of future quarters in advance of scheduled quarterly earnings announcement dates.  In addition, investors should not expect Citi to update the information provided in this release in advance of the scheduled announcement date for its third quarter 2007 earnings on October 15, 2007.

Certain statements in this document are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act.  These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances.  Actual results may differ materially from those included in these statements due to a variety of factors.  More information about these factors is contained in Citi’s filings with the Securities and Exchange Commission.